Exhibit 99.1

Drone Aviation Appoints Distinguished Federal Information Technology Executive

Robert J. Guerra to its Board of Directors

JACKSONVILLE, FL – April 2, 2018 – Drone Aviation Holding Corp. (OTCQB: DRNE) (“Drone Aviation” or the “Company”), a manufacturer of tethered drones and lighter-than-air aerostats, today announced that it has appointed award-wining Federal Information Technology (“IT”) veteran Robert J. Guerra to the Company’s Board of Directors.

Mr. Guerra is a highly-respected veteran in the Federal IT community whose nearly 50-year career includes senior executive management and sales roles at IT firms serving the Federal Government including Agilex Technologies, Sysorex Information Systems Inc., Falcon Micro Systems, Xerox and Federal Data Corporation. Mr. Guerra is also a six-time recipient of Federal Computer Week’s Federal 100 awards which recognizes leading federal government and industry executives. Robert was also selected as the Federation of Information Processing Councils “Industry Executive of the Year” in 1997 and was also selected as one of the 50 most influential people in the federal IT community by Federal Computer Week.

“Throughout his career, Robert has consistently delivered results based upon his ability to understand a client’s needs while successfully navigating the complex Federal acquisition and contracting process. This experience and expertise is critical to our ability to expand our contracting operation and is a combination that can deliver significant value to our business,” said Jay Nussbaum, Chairman and CEO of Drone Aviation. “Robert’s addition to our Board represents another important step in the further advancement of our commercialization efforts and to our ongoing commitment to build an industry-leading organization.”

“The technical ability of a drone to collect and analyze information in real-time has the potential to dramatically impact every sector of the global economy. This creates opportunities for companies such as Drone Aviation that can cost effectively address both the critical security and business information challenges facing the world today,” added Robert Guerra. “I am eager to join Drone Aviation and to assisting the Company in delivering value to its customers and shareholders.”

Mr. Guerra, President of Robert J. Guerra & Associates, has built a successful career in the Federal Information Technology community. An acknowledged industry leader and executive, Mr. Guerra has served as a founding board member of, and consultant to, Agilex Technologies where he assisted in the growth of the company prior to its acquisition by Accenture Federal Systems. Prior to that effort, Mr. Guerra was Executive Vice President of Sysorex Information Systems Inc. where he oversaw the identification, account development, contract capture, and contract implementation aspects of the company’s Federal IT business where he oversaw substantial revenue growth prior to its sale. He also served as Vice President of Strategic Programs at Falcon Micro Systems, a major provider of Information Technology solutions to Federal agencies and as President of Everex Federal Systems, leading the company’s substantial growth. Earlier, Robert spent fourteen years at Xerox Corporation where he served in numerous key Financial Planning and Control capacities. During his career at Federal Data Corporation he was involved in the sale of FDC’s client/server subsidiary to Everex Systems Inc. Mr. Guerra served as the founding President of the Bethesda/NIH chapter of the Armed Forces Communications & Electronics Association, and now serves on its Board of Directors. He is also actively involved in a number of non-profit organizations including having served as Chairman of the National Institutes of Health Children’s Inn Gala and on the Board of Directors of the Loudoun Abused Women’s Shelter.

About Drone Aviation Holding Corp.

Drone Aviation Holding Corp. (OTCQB: DRNE) develops and manufactures cost-effective, compact and rapidly deployable aerial platforms, including lighter-than-air aerostats and electric-powered drones designed to provide government and commercial customers with enhanced surveillance and communication capabilities. Utilizing a patented tether system, Drone Aviation’s products are designed to provide prolonged operational duration capabilities combined with improved reliability, uniquely fulfilling critical requirements in military, law enforcement, commercial, and industrial applications. For more information about Drone Aviation, please visit www.DroneAviationCorp.com or view our reports and filings with the Securities and Exchange Commission at http://www.sec.gov, including the Risk Factors included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as well as information in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Forward-Looking Statements

Statements in this press release that are not historical facts are forward-looking statements that reflect management’s current expectations, assumptions, and estimates of future performance and economic conditions, and involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. Forward-looking statements are generally identifiable by the use of forward-looking terminology such as “believe,” “expects,” “may,” “looks to,” “will,” “should,” “plan,” “intend,” “on condition,” “target,” “see,” “potential,” “estimates,” “preliminary,” or “anticipates” or the negative thereof or comparable terminology, or by discussion of strategy or goals or other future events, circumstances, or effects. Moreover, forward-looking statements in this release include, but are not limited to, those relating to: the ability to support future military needs for advanced voice and data communications applications, the continuation of growing demand for drones for military and state and local law enforcement authorities. The Company’s financial results and the forward-looking statements could be affected by many factors, including, but not limited to, demand for the Company’s products and services, economic conditions in the U.S. and worldwide, changes in appropriations by Congress and reduced funding for defense procurement and research and development programs, and our ability to recruit and retain management, technical, and sales personnel. Further information relating to factors that may impact the Company’s results and forward-looking statements are disclosed in the Company’s filings with the SEC. The forward-looking statements contained in this press release are made as of the date of this press release, and the Company disclaims any intention or obligation, other than imposed by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Contacts:

Media Relations:

Michael Glickman

MWGCO, Inc.

917-397-2272

mike@mwgco.net

Investor Relations:

Steve Gersten

813-926-8920

investors@Droneaviationcorp.com